Exhibit 10.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) September 6, 2021, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

USD$400,000	May 5, 2021

FOR VALUE RECEIVED, Fogdog Energy Solutions Inc., a corporation incorporated under the laws of Alberta (the “Company”) promises to pay to CurrencyWorks Inc. (the “Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of four hundred thousand dollars (USD$400,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (the “Note) on the unpaid principal balance at a rate equal to the Interest Rate (as defined below) per annum, calculated on the basis of the actual number of days elapsed and a year of 365 days. To the extent not previously converted in accordance with Section 6 hereof, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) twelve (12) months from the date hereof (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Investor or made automatically due and payable in accordance with the terms hereof.

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Affiliate” shall mean with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person;

(b) “Applicable Price Per Share” shall mean an amount equal to the lesser of (i) the product of (x) eighty percent (80%) and (y) the price per share at which equity securities are issued by the Company in the Qualified Equity Financing, and (ii) the Maximum Conversion Price;

(c) “Change of Control” shall mean: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any bona fide sale of stock for capital raising purposes) other than a transaction or series of transactions in which the shareholders of the Company outstanding immediately prior to such transaction continue to retain at least fifty percent (50%) of the total voting power of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, lease or other conveyance of all substantially all of the assets of the Company;

(d) “Deliverables” means the list of deliverables to be performed by the Company, as agreed to by the Investor, evidenced by a written document executed by both parties hereto;

(e) “Event of Default” has the meaning given in Section 4 hereof;

(f) “Interest Rate” shall mean an amount equal to four percent (4%);

(g) “Maximum Conversion Price” shall mean the quotient of (i) USD$2,222,222 divided by (ii) the aggregate number of outstanding common shares of the Company immediately prior to the Qualified Equity Financing (calculated on a undiluted basis);

(h) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due;

(i) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

(j) “Qualified Equity Financing” shall mean a bona fide equity financing, with the principal purpose of raising capital, pursuant to which the Company issues shares of its capital stock with aggregate gross proceeds to the Company of not less than USD$1,000,000, excluding any and all notes which are converted and any other indebtedness; and

(k) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Interest. Accrued interest on this Note shall be payable and/or converted at the Maturity Date or as otherwise provided in this Note.

3. Prepayment. This Note may not be prepaid without the written consent of the Investor.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due;

(b) The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 4(a) above) and such failure remains uncured for a period of 20 days after the Investor provides written notice to the Company;

(c) Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Investor in writing in connection with this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

(e) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement; or

(f) The Company shall become unable to pay the Obligations as they become due and payable.

5. Rights of the Investor upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Investor may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

6. Conversion.

(a) In the event that, prior to the Maturity Date, the Company consummates a Qualified Equity Financing, then the outstanding principal amount due under this Note plus all accrued and unpaid interest shall automatically convert into such equity securities being issued upon the Qualified Equity Financing at the Applicable Price Per Share and otherwise on the same terms (including the same rights, preferences and privileges) as the other investors that purchase equity securities pursuant to a Qualified Equity Financing. Upon such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions, and having the same terms as those agreements entered into by the other purchasers of equity securities. The Investor also agrees to deliver the original of this Note at the closing of the Qualified Equity Financing for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 6(a), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this Section 6(a).

(b) If the Note has not been converted pursuant to a Qualified Equity Financing prior to the Maturity Date, then the Investor may, in its sole discretion, elect to convert the outstanding principal amount due under this Note plus all accrued and unpaid interest into common shares at the Maximum Conversion Price. The Investor also agrees to deliver the original of this Note at the closing of conversion for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 6(b), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this Section 6(b).

(c) If the Company shall have a Change of Control at any time while this Note remains outstanding and prior to the date of a Qualified Equity Financing, the Company shall give the Investor at least 10 business days prior written notice of the anticipated closing date of such Change of Control transaction and the Investor may in its sole discretion, elect (i) be paid an amount equal to one times (1X) the outstanding principal amount due under this Note plus all accrued and unpaid interest in cash, or (ii) be issued the equity securities that the Investor would have received had the Investor converted the Note pursuant to Section 6(a) above. The Investor also agrees to deliver the original of this Note at the closing of the Change of Control for cancellation upon receipt of the payment to the Investor contemplated herein; provided, however, that upon satisfaction of the conditions set forth in this Section 6(c), this Note shall be deemed terminated and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence, upon the Company’s making the payment to the Investor contemplated herein.

(d) In the event that the Investor (i) does not complete a further investment into the Company within 30 days of written notice from the Company that it has completed the Deliverables and (ii) the Investor completes an investment of either debt or equity into a competitive green energy technology company, then the Company shall have the right to request that the Investor deliver the shares that it received from the conversion pursuant to Section 1(b) for cancellation in exchange for the Company delivering a promissory note to the Investor for the full amount of the Obligations, which promissory note will be repayable in 60 monthly installments and will bear interest at a rate of 8% per annum.

(e) No fractional shares of the Company’s capital stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to the Investor in cash an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to the Investor any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. The issuance of any certificate or certificates upon conversion of this Note in accordance with Section 6 shall be made without charge to the Investor for any tax or charge with respect to the issuance thereof. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to the Investor, at such principal office, a certificate or certificates for the number of shares to which such Investor is entitled upon such conversion, together with any other securities and property to which the Investor is entitled upon such conversion under the terms of this Note, including a check payable to the Investor for any cash amounts payable as described herein Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. If the original Note has been lost, stolen or destroyed, in lieu of delivering the original Note to the Company pursuant to Section 1(a), Section 6 (b) and Section 6(c) above, the Investor shall deliver notice thereof to the Company, evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Note and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with the lost, stolen, destroyed or mutilated Note.

7. Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation (or in the process of becoming so qualified, licensed and in good standing) in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect.

(b) The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

(c) The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(d) The Note has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

8. Representations and Warranties of the Investor. The Investor hereby subscribes for this Note and in connection therewith represents and warrants to the Company that:

(a) The Investor has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder.

(b) The Investor has been advised that the Note and the underlying securities have not been registered or qualified under the Securities Act, or any other applicable securities laws and, therefore, cannot be resold unless they are registered or qualified under the Securities Act and applicable securities laws or unless an exemption from such registration or qualification requirements is available. The Investor is aware that, the Company is under no obligation to effect any such registration or qualification with respect to the Note or the underlying securities or to file for or comply with any exemption from registration or prospectus requirements. The Investor has not been formed solely for the purpose of making this investment and is purchasing the Note to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, any immediate distribution thereof. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

(c) The Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

(d) The Investor agrees to receive prior written approval from the Company on any promotional material or news releases that the Investor contemplates to make with respect of this investment.

9. Successors and Assigns. Subject to the restrictions on transfer described in Section 11 below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor.

11. Transfer of this Note. Neither party shall assign its rights or obligations under this Note without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that the rights under this Note may be assigned (but only with all related obligations) by an Investor to a transferee that is an Affiliate of the Investor if (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee, and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Note. The terms and conditions of this Note inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.

12. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and shall be sent by electronic mail, faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in Schedule I hereto, or at such other address, e-mail address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given upon the earlier of (i) when received, (ii) when delivered personally, (iii) on the day of transmission if transmitted by facsimile (with receipt of appropriate confirmation) or electronic mail prior to 5:00p.m. (Alberta time) on a business day, or otherwise on the next business day, (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. or Canadian mail, first class with postage prepaid.

13. Payment. The Company will make all cash payments due under this Note in immediately available funds by 11:00 a.m. Pacific time on the date such payment is due by means of wire transfer.

14. Expenses; Waivers. Each party will be responsible for their own fees and expenses in connection with the transaction contemplated by this Note. If action is instituted to collect this Note or to enforce the terms of this Note, the Company agrees to pay all costs and expenses, including, without limitation, the Investor’s reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Entire Agreement. This Note constitutes and contains the entire agreement among the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

16. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the Province of Alberta without regard to the conflicts of law provisions of the province of the Province of Alberta or of any other state.

The Company has caused this Note to be issued as of the date first written above.

FOGDOG ENERGY SOLUTIONS INC.

/s/Marlon Lee Him
Name:	Marlon Lee Him
Title:	President

CURRENCYWORKS INC.

/s/ Jimmy Geiskopf
Name:	Jimmy Geiskopf
Title:	Lead Director